Exhibit 10.6

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of March 22, 2018, by and between DPW Holdings, Inc., a Delaware corporation (the “Company”) and Sichenzia Ross Ference Kesner LLP, with an address at 1185 Avenue of the American, 37th Floor, New York, New York 10036 (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, the Lender set forth on Schedule A (the “Lender”) has loaned the amount of $2,450,000 to the Company and been issued a Promissory Note (the “Note”) in the principal face amount of $1,750,000, which Note, including accrued and unpaid, will be paid out of funds sent to the Escrow Agent by the Company (such amount, the “Funds”);

WHEREAS, the Company desires to establish an escrow account (the “Escrow Account”) for the Funds with the Escrow Agent and to deposit and wire funds for the payment of money made payable to the order of “Sichenzia Ross Ference Kesner LLP, as Escrow Agent for Plankton Enterprises, LLC at the direction of DPW Holdings, Inc.” and Escrow Agent is willing to accept wires for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, the Company has requested that the Escrow Agent hold the Funds in escrow for the purchase of repaying the amounts due under the Notes until the Escrow Agent receives the Release Notice in the form annexed hereto as Exhibit A (the “Release Notice”).

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1       The Company hereby appoints Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment. The parties hereby agree to establish the Escrow Account with the Escrow Agent whereby the Escrow Agent shall hold the Funds as contemplated by this Agreement. Only those amounts which have been deposited in the Escrow Account pursuant to Section 1.6 below and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Funds.”

1.2       Upon the Escrow Agent’s receipt of Funds from the Company into its master escrow account for the benefit of the Company, it shall telephonically or via electronic mail advise the Company of the amount of funds it has received into its master escrow account.

1.3       Wire transfers to the Escrow Agent shall be made as follows:

Citibank

153 East 53rd Street

23rd Floor

New York, NY 10022

A/C of Sichenzia Ross Ference Kesner LLP

A/C#:        4974921703

ABA#:        021000089

SWIFT Code: CITIUS33

Ref:       dpw holdings, inc.

1.4       The Escrow Agent shall, upon receipt of the Release Notice duly executed by the Company and written instructions from the Company specifying the account to which Escrow Funds are to be delivered, wire the Escrow Funds in accordance with such written instructions. Wire transfers to the Lenders shall be made pursuant to such written instructions from the Company provided to the Escrow Agent and attached to the Release Notice on the date specified in such Release Notice (the “Release Date”).

1.5       The Escrow Agent shall be entitled to compensation for its services in the amount of $5,000.00, which compensation shall be paid by the Company on the date hereof. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event by the Company. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.

1.6       Upon disbursement of the Funds pursuant to the terms hereunder on or prior to the Release Date, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Funds.

1.7       The Company has engaged H.C. Wainwright & Co., LLC (“HCW”) to act as its Agent pursuant to that certain At Market Issuance Sales Agreement dated as of February 27, 2018 (the “Sales Agreement”). The Company shall deposit fifty percent (50%) of all the proceeds derived from the Sales Agreement on a daily basis, each such deposit to occur on the next Business Day following the Company’s receipt of such funds from HCW during the term of this Agreement.

ARTICLE II

MISCELLANEOUS

2.1       All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing to the intended recipient as set forth on Schedule A hereto. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. As used herein, “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

2.2       No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.3       This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4       This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

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2.5       From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

2.6       Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

2.7       The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall only be brought in a state or Federal court sitting in New York City.

2.8       This Agreement and the rights and obligations hereunder of the Company may not be assigned. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Company. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only in writing signed by the Company and the Escrow Agent.

2.9       The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

2.10       The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.11       The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

2.12       The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

2.13       The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving at least five (5) days written notice (the “Notice Period”) to the Company. In the event of any such resignation, the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Funds to the Company without interest or deduction.

2.14       If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

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2.15       It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore.

2.16       The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.17       This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date first written above.

DPW HOLDINGS, INC.
By:
Name:
Title:

ESCROW AGENT:
SICHENZIA ROSS FERENCE KESNER LLP
By:
Name:
Title:

SCHEDULE A

Escrow Agent

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10016

Attention: Marc J. Ross, Esq.

Telephone: (212) 930-9700

Email: mross@srfkllp.com

Company

DPW Holdings, Inc.

48430 Lakeview Blvd

Fremont, CA 94538-3158

Attention: Milton C. Ault III

Telephone: (510) 657-2635

Email: todd@dpwholdings.com

Lender:

Plankton Enterprises, LLC

Amount Lent: $1,250,000

Address: 84 White Hill Road, Cold Spring Harbor, New York 11724

Attention: Stephen Lerner, Managing Member

Email: steve@lernerfamily.org

Exhibit A to
Escrow Agreement

RELEASE NOTICE

The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of March __, 2018 (the “Escrow Agreement”), by and between DPW Holdings, Inc., a Delaware corporation (the “Company”) and Sichenzia Ross Ference Kesner LLP, with an address at 1185 Avenue of the Americas, New York, New York 10036 (the “Escrow Agent”). Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement. The Company hereby notifies the Escrow Agent that the Funds should be released to the Lenders upon receipt hereof.

The Company authorizes the release by the Escrow Agent of the Funds to the Lender on Schedule A hereof.

IN WITNESS WHEREOF, the undersigned has caused this Release Notice to be duly executed and delivered as of this ______ day of _________, 2018.

DPW HOLDINGS, INC.
By:
Name:
Title: